Exhibit 32.2
HALIFAX CORPORATION
CERTIFICATION PURSUANT TO #18 U.S.C. 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
This Certification is intended to accompany the Report of Halifax Corporation (the “Company”) on Form 10-Q for the period ended December 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), and is given solely for the purpose of satisfying the requirements of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. The undersigned, in his capacity as set forth below, hereby certifies, with respect to the Report, that:
1	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Joseph Sciacca Joseph Sciacca	Date: February 13, 2007
Chief Financial Officer
The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Section 1350 of chapter 63 of Title 18 of the United States code) and is not being filed as part of the Report or as a separate disclosure document.